Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 19, 2013, relating to the financial statements and financial highlights which appear in the June 30, 2013 Annual Reports to Shareholders of Janus Flexible Bond Fund, Janus Global Bond Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund, Janus Government Money Market Fund, Janus Money Market Fund, Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Select Value Fund, Perkins Small Cap Value Fund, Perkins Value Plus Income Fund, INTECH Global Dividend Fund, INTECH International Fund, INTECH U.S. Core Fund, INTECH U.S. Growth Fund, INTECH U.S. Value Fund, Janus Global Allocation Fund – Conservative (formerly known as Janus Conservative Allocation Fund), Janus Global Allocation Fund – Growth (formerly known as Janus Growth Allocation Fund), Janus Global Allocation Fund – Moderate (formerly known as Janus Moderate Allocation Fund), Janus Real Return Fund (formerly known as Janus Real Return Allocation Fund) and Janus Diversified Alternatives Fund (twenty-one of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
October 25, 2013